UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2013, Apricus Pharmaceuticals USA, Inc., a wholly owned subsidiary of Apricus Biosciences, Inc. (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company agreed to sell to Biocodex, Inc. (the “Buyer”) all of the Company’s rights and certain related information, property and inventory related to Totect® (the “Assets”) in exchange for $1,500,000 in cash at the closing date plus the right to receive double-digit, tiered, decreasing royalties based on the Buyer’s net sales over the next three years (the “Transaction”). The Transaction closed simultaneously with signing the Asset Purchase Agreement. Totect® (dexrazoxane HCl) is a marketed, injectable treatment for anthracycline extravasation.

Pursuant to the Agreement, the Company agreed to indemnify the Buyer against certain claims, including those related to breaches by the Company of any “Material Contract” (as defined in the Agreement) and any activities of the Company relating to the Assets prior to the closing date. Additionally, the Company retained all liabilities arising in connection with the manufacture or commercialization of Totect® by the Company prior to the closing date of the Transaction.

We expect to record a loss on sale of the assets estimated to be approximately $1,300,000 in the quarter ended March 31, 2013. The future royalty amounts received, if any, will be reflected as a recovery on the loss of the sale on assets when earned over the royalty term.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 2.1. Portions of the Agreement are subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated March 26, 2013, by and between Apricus Pharmaceuticals USA, Inc. and Biocodex, Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2013	Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Randy Berholtz
Executive Vice President, General Counsel and Secretary

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